EX-99.B-77C

                           UNITED VANGUARD FUND, INC.

SUB-ITEM 77C:  Submission of matters to a vote of security
               holders:

(a)  A Special Meeting of Shareholders was held June 22, 1999.

(b)  Auditors were approved.

(c)  Matters voted upon at the Special Meeting:

Item 1.        To elect the Board of Directors:

                                                   Broker
                                For    Withhold   Non-Votes*
J. Concannon             91,225,276   3,649,880       0
J. Dillingham            91,265,216   3,609,940       0
D. Gardner               91,065,314   3,809,842       0
L. Graves                91,148,361   3,726,795       0
J. Harroz Jr.            91,033,299   3,841,857       0
J. Hayes                 90,898,311   3,976,845       0
R. Hechler               91,142,017   3,733,139       0
H. Herrmann              91,180,529   3,694,627       0
G. Johnson               90,890,092   3,985,064       0
W. Morgan                91,055,723   3,819,433       0
R. Reimer                91,027,293   3,847,863       0
F. Ross                  91,202,363   3,672,793       0
E. Schwartz              91,142,062   3,733,094       0
K. Tucker                91,189,149   3,686,007       0
F. Vogel                 91,278,113   3,597,043       0

Item 2. To ratify the selection of Deloitte & Touche LLP as the Fund's independent accountants for its current fiscal year:

                                                   Broker
                   For      Against     Abstain   Non-Votes*
            90,239,187      863,814   3,772,155       0

Item 3. To approve or disapprove the amendment to the Fund's investment management agreement with Waddell & Reed Investment Management Company:

                                                    Broker
                   For      Against     Abstain   Non-Votes*
            84,928,450    5,258,152   4,688,554          0

Item 4. To approve or disapprove amendment of the Fund's policy regarding securities lending:

                                                    Broker
                   For      Against     Abstain   Non-Votes*
            84,204,794    4,378,231   6,168,841    123,290

Item 5. To approve or disapprove the Fund's Articles of Incorporation to change the par value of Fund shares to $0.001:

                                                    Broker
                   For      Against     Abstain   Non-Votes*
            84,445,746    3,386,131   7,043,279       0

*Broker non-votes are proxies received by the Fund from brokers or nominees when the broker or nominee neither has received instructions from the beneficial owner or other persons entitled to vote nor has discretionary power to vote on a particular matter.